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                                                                    EXHIBIT 23.3



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Golden State Bancorp Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Golden State Bancorp Inc. (the Company) regarding the shares of the common stock, par value $1.00, of the Company that may be issued from time to time upon exercise of the Litigation Tracking Warrants(TM) of our report dated July 23, 1997, except for Note 24 of notes to the consolidated financial statements which is as of August 18, 1997, with respect to the consolidated financial statements of Glendale Federal Bank, Federal Savings Bank and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997, which report appears in the Form 8-K of Golden State Bancorp Inc. dated September 26, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                  KPMG PEAT MARWICK LLP


Los Angeles, California
March 4, 1998